Bylaws

Of

Micropac Industries, Inc.

March 4, 2011

Table of Contents

Article I	Offices
1.1	Registered Office	5
1.2	Registered Agent	5
1.3	Other Offices	5
Article II	Meetings of Stockholders
2.1	Annual Meetings	5
2.2	Special Meetings	5
2.3	Notice of Meetings	6
2.4	List of Stockholders Entitled to Vote	6
2.5	Quorum	7
2.6	Conduct of Meeting	7
2.7	Voting; Proxies	7
2.8	Fixing Date for Determination of Stockholders of Record	8
2.9	Adjournments	8
2.10	Inspectors	8
2.11	Notice of Stockholder Nomination and Stockholder Business	8
2.12	Stockholder Action by Written Consent	12
Article III	Board of Directors
3.1	Responsibility and Number	14
3.2	Election; Resignation; Vacancies	14
3.3	Regular Meetings	15
3.4	Special Meetings	15
3.5	Quorum; Vote Required for Action	15
3.6	Notice of Meetings	15
3.7	Election of Chairman; Conduct of Board Meetings	16
3.8	Ratification	16
3.9	Written Action by Directors	16
3.10	Telephonic Meetings Permitted	16

Bylaws of Micropac Industries, Inc. - Page 2

3.11	Adjournment	16
3.12	Access to Books and Records	17
3.13	Committees of the Board of Directors	17
3.14	Interested Directors	17
Article IV	Officers
4.1	Election of Officers	17
4.2	Chief Executive Officer	18
4.3	Chief Operating Officer	18
4.4	President	18
4.5	Chief Financial Officer	18
4.6	Treasurer	18
4.7	Secretary	18
4.8	Subordinate Officers	18
4.9	Resignation; Removal; Suspension; Vacancies	19
Article V	Indemnification
5.1	Right to Indemnification of Directors and Officers	19
5.2	Advancement of Expenses of Directors and Officers	19
5.3	Claims by Officers or Directors	20
5.4	Indemnification of Employees	20
5.5	Advancement of Expenses of Employees	20
5.6	Claims by Employees	21
5.7	Non Exclusivity of Rights	21
5.8	Other Indemnification	21
5.9	Insurance	21
5.10	Nature of Rights; Amendment or Repeal	21
Article VI	Execution of Instruments and Deposit of Funds
6.1	Authority for Execution of Instruments	22
6.2	Execution of Instruments	22
6.3	Bank Accounts and Deposits	22
6.4	Endorsements Without Countersignature	22

Bylaws of Micropac Industries, Inc. - Page 3

6.5	Signing of Checks, Drafts, etc.	22
Article VII	Issuance and Transfer of Shares
7.1	Classes and Series of Shares	22
7.2	Certificates for Fully Paid Shares	22
7.3	Consideration for Shares	22
7.4	Contents of Share Certificates	23
7.5	Restriction on Transfer	23
7.6	Signing Certificates – Facsimile Signatures	23
7.7	Transfer of Lost or Destroyed Shares	23
7.8	Replacement of Lost or Destroyed Certificates	23
7.9	Transfer After Replacement	23
7.10	Transfer Agents and Registrars	23
7.11	Condition of Transfer	23
7.12	Reasonable Doubts as to Right to Transfer	24
Article VIII	Miscellaneous
8.1	Seal	24
8.2	Fiscal Year	24
8.3	Notice	24
8.4	Waiver of Notice	24
8.5	Voting of Stock Owned by the Corporation	24
8.6	Form of Records	24
8.7	Offices	25
8.8	Amendment of Bylaws	25
8.9	Gender Pronouns	25

Bylaws of Micropac Industries, Inc. - Page 4

Bylaws of

Micropac Industries, Inc.

Article I
Offices

1.1           Registered Office.  The registered office of the corporation in Delaware is located at 100 West Tenth Street, #5, Wilmington, New Castle County, Delaware 19801.

1.2           Registered Agent.  The name of the registered agent of the corporation at such address is The Corporation Trust Company.

1.3           Other Offices.  The corporation may also have offices at such other places, within or outside of the State of Texas, where the corporation is qualified to do business, as the Board of Directors may from time to time designate, or the business of the corporation may require.

Article II
Meetings of Stockholders

2.1           Annual Meetings.  The annual meeting of stockholders for the election of directors, ratification or rejection of the selection of auditors, and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such place and time as the chairman of the board or the board of directors shall designate; provided that in no event shall the annual meeting be held more than 120 days after the last day of the fiscal year.  If any annual meeting shall not be held on the day designated or the directors shall not have been elected thereat or at any adjournment thereof, thereafter the board shall cause a special meeting of the stockholders to be held as soon as practicable for the election of directors.  At such special meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting of the stockholders duly called and held.

2.2           Special Meetings.

(a)           Call of Special Meeting.  Special meetings of stockholders may be called at any time by the chief executive officer, or, in his absence, the president, or by a majority of the members of the board of directors or as otherwise provided by Delaware law, the certificate of incorporation or these bylaws.  Any such special meeting shall be held on the date and at the time and place and for the purposes that are designated by the chief executive officer, or, in his absence, the president, or the board in calling the meeting.  Subject to paragraph (b) of this section, the board shall call a special meeting upon the written request (the "Meeting Request") of the record holders of at least 10 percent of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, delivered to the secretary of the corporation, and shall designate a date for such special meeting not more than 90 days after the date that the secretary received the Meeting Request (the "Request Delivery Date").  In fixing a date and time for any special meeting requested by stockholders, the board may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the board to call an annual meeting or special meeting.

Bylaws of Micropac Industries, Inc. - Page 5

(b)           Stockholder Request for Special Meeting.

(1)           Any Meeting Request shall be signed by one or more stockholders, or their duly authorized agent, that request the special meeting and shall set forth:  (A) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting and the reasons for conducting such business at the meeting; (B) the name and address of each signing stockholder and date of signature; (C) the number of shares of each class of voting stock owned of record and beneficially by each such stockholder; (D) a description of all arrangements or understandings between any signing stockholder and any other person regarding the meeting and the matters proposed to be acted on at the meeting; (E) all information relating to each signing stockholder that would be required to be disclosed in solicitation of proxies for election of directors in an election contest (even if an election contest is not the subject of the Meeting Request) or would otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the corporation; and (F) the information that would be required by Section 2.11 of these bylaws if the stockholder were intending to make a nomination or to bring any other matter before a stockholder meeting.  A stockholder may revoke its request for a special meeting at any time by written revocation delivered to the secretary of the corporation.

(2)           The board shall have the authority to determine not to call a special meeting requested by stockholders if (A) the board has called or calls an annual or special meeting of the stockholders to be held not more than 90 days after the Request Delivery Date and the purpose of such stockholder meeting includes (among any other matters properly brought before the meeting) the purpose specified in the Meeting Request; (B) within 12 months prior to the Request Delivery Date, an annual or special meeting was held that considered the purpose specified in the Meeting Request, except for the election of one or more directors; (C) the Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (D) such request was made in violation of Regulation 14A under the Exchange Act, to the extent applicable, or other applicable law.  The board is authorized to determine in good faith the purpose of a stockholder meeting.

(c)           Conduct of Special Meeting.  Business transacted at a special meeting requested by stockholders shall be limited to the purpose stated in the Meeting Request; provided, however, that the board shall be authorized to submit additional matters germane to such purpose to stockholders at any such special meeting.  Any special meeting requested by the stockholders shall not be adjourned or otherwise continued in the absence of a quorum, and shall be closed on the same day in the absence of a quorum.

2.3           Notice of Meetings.  Written notice of each meeting of stockholders shall be given by the chief executive officer, or, in his absence, the president, and/or the secretary in compliance with the provisions of the Exchange Act, Delaware law and these bylaws.  Notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.

2.4           List of Stockholders Entitled to Vote.  The secretary shall prepare or have prepared before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting in compliance with the provisions of Delaware law and the certificate of incorporation.

Bylaws of Micropac Industries, Inc. - Page 6

2.5           Quorum.

(a)           At each annual or special meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.  Where a separate vote by a class or classes or series of stock is required, the holders of a majority of the voting power of the shares of such class or classes or series of stock present in person or represented by proxy shall constitute a quorum for the purpose of such matter on which a separate vote is required.

(b)           In the absence of a quorum pursuant to this section of the bylaws, a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy, or in the absence of any stockholders, any officer, may adjourn the meeting from time to time in the manner and to the extent provided in Section 2.9 of these bylaws until a quorum shall attend.

(c)           Shares of the corporation's stock belonging to the corporation or to another entity, a majority of whose ownership interests entitled to vote in the election of directors of such other entity is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote shares of its own stock that it is entitled to vote in a fiduciary capacity.

2.6           Conduct of Meeting.  The chairman of the board or, if he so designates, the chief executive officer, the president, the vice chairman or a vice president of the corporation shall preside at each meeting of the stockholders; provided, however, that if the chairman of the board does not preside and has not designated an officer of the corporation to preside, the holders of a majority of the voting power of the outstanding shares of stock entitled to vote and present in person or by proxy at such meeting may designate any person to preside over the meeting.  The secretary of the corporation shall record the proceedings of meetings of the stockholders, but in the absence of the secretary, the person presiding over the meeting shall designate any person to record the proceedings.  The person presiding over any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

2.7           Voting; Proxies.  Each stockholder entitled to vote shall be entitled to vote in accordance with the number of shares and voting powers of the voting shares held of record by him.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him at such meeting by proxy, but such proxy, whether revocable or irrevocable, shall comply with the applicable requirements of Delaware law.  Voting at meetings of stockholders, on matters other than the election of directors, need not be by written ballot unless the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting present in person or by proxy at such meeting shall so determine.  All elections and questions shall, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the corporation, the certificate of incorporation, or Section 3.2 or any other provision of these bylaws, be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.  Votes cast "for" or "against" and "abstentions" with respect to a matter shall be counted as shares of stock of the corporation entitled to vote on such matter, while "broker nonvotes" or other shares of stock of the corporation not entitled to vote shall not be counted as shares entitled to vote on such matter.

Bylaws of Micropac Industries, Inc. - Page 7

2.8           Fixing Date for Determination of Stockholders of Record.  To determine the stockholders of record for any purpose, the board of directors may fix a record date; provided that the record date shall not precede the date upon which the board adopts the resolution fixing the record date; and provided further that the record date shall be:  (a) in the case of determination of stockholders entitled to receive notice of or to vote at any meeting of stockholders or adjournment thereof, not more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, in accordance with Section 2.12 of these bylaws; and (c) in the case of any other action, not more than sixty days prior to such other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may choose to fix a new record date for the adjourned meeting.

2.9           Adjournments.  The person presiding over any meeting of stockholders, annual or special (other than a special meeting requested by stockholders in accordance with Section 2.2(a) of these bylaws in the absence of a quorum), may adjourn the meeting from time to time to reconvene at the same or some other place.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.  Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10           Inspectors.  All votes by ballot at any meeting of stockholders shall be conducted by one or more inspectors appointed for the purpose, either by the board of directors or by the person presiding over the meeting.  The inspectors shall decide upon the qualifications of voters, count the votes, and report the result in writing to the secretary of the meeting. The board of directors or the person presiding over the meeting may, and shall if required by law, appoint one or more inspectors to conduct any vote on any other matter.  Inspectors may be employees of the corporation.

2.11           Notice of Stockholder Nomination and Stockholder Business.  At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors who complies with the notice requirements set forth in this section.  Other matters to be properly brought before the meeting must be:  (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, including, as applicable, matters covered by Rule 14a-8 under the Exchange Act; (b) otherwise properly brought before the meeting by or at the direction of the board; or (c) otherwise properly brought before the meeting by a stockholder pursuant to the notice requirements of this section.

A stockholder who intends to make a nomination for the election of directors or to bring any other matter before a meeting of stockholders must give notice of his intent in writing or by electronic transmission.  Such notice must be received by the secretary, in the case of an annual meeting not more than 180 days and not less than 120 days before the date of the meeting, or in the case of a special meeting, not more than 15 days after the date on which notice of the special meeting is first mailed to stockholders.  Notwithstanding the preceding sentence, requests for inclusion of proposals in the corporation's proxy statements made pursuant to Rule 14a-8 under the Exchange Act, if applicable, shall be deemed to have been delivered in a timely manner if delivered in accordance with such rule.  As to matters sought to be included in any proxy statement of the corporation, stockholders shall comply with Rule 14a-8 under the Exchange Act, if applicable, rather than this Section 2.11; provided that notice of intent to make a nomination shall be accompanied by the written consent of each Proposed Nominee to serve as director of the corporation if elected, and a written affirmation that the information provided pursuant to Section 2.11(d)(v) is true, correct and complete.

Bylaws of Micropac Industries, Inc. - Page 8

As to matters not sought to be included in any proxy statement of the corporation, a stockholder's notice (if required) shall state:

(a)           the name and address of the stockholder of the corporation who intends to make a nomination or bring up any other matter and the name and address of any Stockholder Associated Person covered by clauses (c), (d), or (e) below;

(b)           a representation that the stockholder is a holder of the corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c)           as to the stockholder and any Stockholder Associated Person of the stockholder,

(i)           the class, series, number and principal amount, as applicable, of all securities of the corporation which are owned of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice,

(ii)           the class, series, number and principal amount, as applicable, of, and the nominee holder for, all securities of the corporation owned beneficially but not of record by such stockholder or by any such Stockholder Associated Person as of the date of the notice, and

(iii)           a description of all Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or by any such Stockholder Associated Person, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests;

(d)           if the stockholder intends to make a nomination for the election of directors,

(i)           the name, age, business address and residence address of each nominee proposed by such stockholder (a "Proposed Nominee") and the name and address of any Proposed Nominee Associated Person covered by any of subclauses (ii) through (v) of this paragraph,

(ii)           the class, series, number and principal amount, as applicable, of all securities of the corporation that are beneficially owned or owned of record by such Proposed Nominee and by any such Proposed Nominee Associated Person,

(iii)           a description of all Derivative Interests that have been entered into, as of the date of the notice, by or on behalf of such Proposed Nominee or any such Proposed Nominee Associated Person, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests,

Bylaws of Micropac Industries, Inc. - Page 9

(iv)           a description of all arrangements or understandings between the stockholder or any Stockholder Associated Person, on the one hand, and any Proposed Nominee or any other person or persons (naming such person or person), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, and

(v)           all other information relating to any Proposed Nominee, any Proposed Nominee Associated Person, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the Securities and Exchange Commission in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the corporation.

(e)           if the stockholder intends to make a proposal other than a nomination,

(i)           a description of the matter,

(ii)           the reasons for proposing such matter at the meeting,

(iii)           a description of any material interest of the stockholder or any Stockholder Associated Person, individually or in the aggregate, in the matter, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom,

(iv)           a description of all arrangements or understandings between the stockholder or any  Stockholder Associated Person, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and

(v)           all other information relating to the proposal, the stockholder or any Stockholder Associated Person that would be required to be disclosed in filings with the Securities and Exchange Commission in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), whether or not Section 14 of the Exchange Act is then applicable to the corporation; and

(f)           to the extent known by the stockholder, the name and address of any other security holder of the corporation who owns, beneficially or of record, any securities of the corporation and who supports any nominee proposed by such stockholder or any other matter such stockholder intends to propose.

If, after the submission of a stockholder's notice, any material change occurs in the information set forth in the stockholder's notice to the corporation required by this Section 2.11, including, but not limited to, any material increase or decrease in the percentage of the class or series of securities of the corporation held or beneficially owned (including actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests), the stockholder shall promptly provide further written notice to the corporation of that change and a statement updating all changed information as of the date of the further written notice.  An acquisition or disposition of beneficial ownership of any number or principal amount of any securities of the corporation (including an increase or decrease in actual or notional number, principal amount or dollar amount of any securities underlying or subject to Derivative Interests) in an aggregate amount equal to one percent or more of the class or series of securities outstanding shall be deemed "material" for purposes of this Section 2.11; acquisitions or dispositions or increases or decreases of less than those amounts may be material, depending upon the facts and circumstances.

Bylaws of Micropac Industries, Inc. - Page 10

At the meeting of stockholders, the presiding officer may declare out of order and disregard any nomination or other matter not presented in accordance with this section.

Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the corporation.  For purposes of this Section 2.11, to be considered a "qualified representative" of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of stockholders.

For purposes of this Section 2.11:

(1)           "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of securities of the corporation owned of record or beneficially by such stockholder, and (iii) any person directly or indirectly controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person;

(2)           "Proposed Nominee Associated Person" of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of securities of the corporation owned of record or beneficially by such Proposed Nominee, and (iii) any person directly or indirectly controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; and

(3)           "Derivative Interest" shall mean (i) any option, warrant, convertible security, appreciation right or similar right with an exercise, conversion or exchange privilege, or a settlement payment or mechanism, related to any security of the corporation, or any similar instrument with a value derived in whole or in part from the value of any security of the corporation, in any such case whether or not it is subject to settlement in any security of the corporation or otherwise, and (ii) any arrangement, agreement or understanding (including any short position or any borrowing or lending of any securities) which includes an opportunity for the stockholder, Stockholder Associated Person, Proposed Nominee, or Proposed Nominee Associated Person (as applicable), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person is or will be entitled to vote or direct the vote, in any case whether or not it is subject to settlement in any security of the corporation or otherwise; provided, however, that Derivative Interests shall not include:  (a) rights of a pledgee under a bona fide pledge of any security of the corporation; (b) rights applicable to all holders of a class or series of securities of the corporation to receive securities of the corporation pro rata, or obligations to dispose of securities of the corporation, as a result of a merger, exchange offer or consolidation involving the corporation; (c) rights or obligations to surrender any number or principal amount of securities of the corporation, or have any number or principal amount of securities of the corporation withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of any securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise, or vesting; (d) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; (e) interests or rights to participate in employee benefit plans of the corporation held by current or former directors, employees, consultants or agents of the corporation; or (f) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

Bylaws of Micropac Industries, Inc. - Page 11

2.12           Stockholder Action by Written Consent.

(a)           Request for Record Date.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this section.  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose.  The written notice must contain the information set forth in paragraph (b) of this section.  Following receipt of the notice, the board shall have ten days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose.  The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted.  If the board fails within ten days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in paragraph (d) of this section; except that, if prior action by the board is required under the provisions of Delaware law, the record date shall be at the close of business on the date on which the board adopts the resolution taking such prior action.

(b)           Notice Requirements.  Any stockholder's notice required by paragraph (a) of this section must describe the action that the stockholder proposes to take by consent.  Every such notice by a stockholder must state (i) the information required by Section 2.11 as though such stockholder was intending to make a nomination or to bring any such other matter before a meeting of stockholders, and as though such stockholder was not seeking to include any such nomination or other matter in the proxy statement of the corporation, and (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the certificate of incorporation or bylaws of the corporation).

In addition to the foregoing, the notice must state as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or consent solicitation statement to stockholders either to solicit consents or to solicit proxies to execute consents, and/or (ii) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent.  The corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

Bylaws of Micropac Industries, Inc. - Page 12

(c)           Date of Consent.  Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated written consent delivered in the manner required by this section, written consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.

(d)           Delivery of Written Consent.  Written consents must be delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business.  Delivery must be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the corporation of written consents, the secretary of the corporation, or such other officer of the corporation as the board of directors may designate, shall provide for the safekeeping of such written consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all written consents and any related revocations and of the validity of the action to be taken by the stockholder written consent as the secretary of the corporation, or such other officer of the corporation as the board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in written consents have given consent; provided, however, that if the corporate action to which the written consents relate is the removal or replacement of one or more members of the board, the secretary of the corporation, or such other officer of the corporation as the board may designate, as the case may be, shall promptly designate two persons, who shall not be members of the board, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the secretary of the corporation, or such other officer of the corporation as the board may designate, as the case may be, under this section.  If after such investigation the secretary of the corporation, such other officer of the corporation as the board may designate or the inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the written consents, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders and the written consents shall be filed in such records.

In conducting the investigation required by this section, the secretary of the corporation, such other officer of the corporation as the board may designate or the inspectors, as the case may be, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(e)           Effectiveness of Consent.  No action by written consent without a meeting shall be effective until such date as the secretary of the corporation, such other officer of the corporation as the board may designate, or the inspectors, as applicable, certify to the corporation that the consents delivered to the corporation in accordance with paragraph (d) of this section represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with Delaware law and the certificate of incorporation.

Bylaws of Micropac Industries, Inc. - Page 13

(f)           Challenge to Validity of Consent.  Nothing contained in this Section 2.12 shall in any way be construed to suggest or imply that the board of directors of the corporation or any stockholder shall not be entitled to contest the validity of any written consent or related revocations, whether before or after such certification by the secretary of the corporation, such other officer of the corporation as the board may designate or the inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Article III
Board of Directors

3.1           Responsibility and Number.  The business and affairs of the corporation shall be managed by, or under the direction of, a board of directors.  Subject to the provisions of the certificate of incorporation and any certificates of designation for preferred stock, the board of directors shall consist of such number of directors, not to exceed nine, as may be determined from time to time by resolution adopted by a vote of a majority of the entire board of directors.  No board vacancy shall exist as long as the number of directors in office is equal to the number of directors designated by the board in a resolution in accordance with the certificate of incorporation and this bylaw.

3.2           Election; Resignation; Vacancies.

(a)           Term.  At each annual meeting of stockholders, each nominee elected by the stockholders to serve as a director shall hold office for a term commencing on the date of the annual meeting, or such later date as shall be determined by the board of directors, and ending on the next annual meeting of stockholders.  Each elected director shall hold office until his successor is elected and qualified or until such director's earlier death, resignation or removal.

(b)           Majority Voting.  Except as provided in paragraph (d) below, each nominee shall be elected a director by the vote of the majority of the votes cast by holders of shares entitled to vote with respect to that director's election at any meeting for the election of directors at which a quorum is present.  For purposes of this Section 3.2, a majority of votes cast means that the number of votes "for" a director must exceed fifty percent of the votes cast with respect to that director.  Votes "against" will count as a vote cast with respect to that director, but "abstentions" will not count as a vote cast with respect to that director.

(c)           Election of Directors.  Nominations of candidates for election as directors at any stockholder meeting at which directors will be elected may be made (i) by the board, or (ii) by any stockholder entitled to vote at such meeting only in accordance with the procedures established by Section 2.11.

(d)           Contested Elections.  If with respect to any stockholder meeting at which directors will be elected, the secretary receives proper notice under Section 2.11 that a stockholder intends to make a nomination at such meeting such that the number of nominees would exceed the number of directors to be elected and such notice has not been withdrawn on or prior to the fourteenth day before the date that the corporation begins mailing its notice of such meeting to the stockholders, the nominees who receive a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected.  This provision shall not apply, however, if the stockholder providing notice of an intended nomination under Section 2.11 nominated one or more candidates for election at a stockholder meeting within the last eighteen months, and no candidate nominated pursuant to such notice received 0.01 percent or more of the votes cast at such meeting.

Bylaws of Micropac Industries, Inc. - Page 14

(e)           Resignation.  Any director may resign at any time upon notice given in writing or by electronic transmission to the chairman of the board or to the secretary.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date.  A resignation shall not specify an effective date determined upon the happening of an event or events.

(f)           Removal.  Any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of all classes of stock entitled to vote at the election of directors, except as otherwise provided by the General Corporation Law of Delaware.

(g)           Filling a Vacancy.  Any vacancy occurring in the board for any reason may be filled by a majority of the members of the board then in office, even if such majority is less than a quorum.  Each director so elected shall hold office for a term expiring at the time of the expiration of the term of the other directors.  Each such director shall hold office until his successor is elected and qualified or until such director's earlier death, resignation or removal.

3.3           Regular Meetings.  Unless otherwise determined by resolution of the board of directors, a meeting of the board of directors for the election of officers and the transaction of such other business as may come before it shall be held as soon as practicable following the annual meeting of stockholders, and other regular meetings of the board shall be held as designated by the chairman of the board.

3.4           Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board, or the chairman of the board may by written designation appoint the chief executive officer, the president, the secretary, or a vice president of the corporation to call such meeting.  Special meetings may also be called by written request of one-third of the directors then in office.  The place, date, and time of a special meeting shall be fixed by the person or persons calling the special meeting.

3.5           Quorum; Vote Required for Action.  At all meetings of the board of directors, a majority of the total number of directors then in office shall be necessary to constitute a quorum for the transaction of business.  Except in cases in which applicable law, the certificate of incorporation, or these bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

3.6           Notice of Meetings.  Notice of a regular or special meeting of the board of directors shall be sent by the chairman of the board or the secretary of the corporation to each director who does not waive written notice (either in writing or by attendance at such meeting) either by first class United States mail at least four days before such meeting, or by overnight mail, courier service, electronic transmission, in person, by telephone or hand delivery in each case at least 24 hours before the special meeting or such shorter period as is reasonable under the circumstances.  Unless such notice indicates otherwise, any business may be transacted at a special meeting.  Whenever the giving of any notice to directors is required by applicable law, the certificate of incorporation or these bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special board of directors or committee meeting need be specified in any waiver of notice.

Bylaws of Micropac Industries, Inc. - Page 15

3.7           Election of Chairman; Conduct of Board Meetings.  The board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board with a director at such time and in such manner as the board shall determine.  A director may be removed from the position of chairman of the board at any time by the affirmative vote of a majority of the board.  The chairman of the board may but need not be an officer or employed in an executive or any other capacity by the corporation.

The chairman of the board shall preside at meetings of the board and lead the board in fulfilling its responsibilities as defined in Section 3.1.

In the absence of the chairman of the board, the chief executive officer of the corporation, or, in his absence, a member of the board selected by the members present, shall preside at meetings of the board.  The secretary of the corporation shall act as secretary of the meetings of the board but, in his absence, the presiding director may appoint a secretary for the meeting.

3.8           Ratification.  Any transaction questioned in any stockholders' derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the board of directors or by the stockholders in case less than a quorum of directors are qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.

3.9           Written Action by Directors.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and written evidence of such consent is filed with the minutes of proceedings of the board or committee.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.  Any certificate or other document filed under any provision of the General Corporation Law of Delaware which relates to action so taken shall state that the action was taken by unanimous written consent of the board of directors without a meeting and that these bylaws authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

3.10           Telephonic Meetings Permitted.  Members of the board of directors, or any committee of the board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

3.11           Adjournment.  A majority of the directors present at any meeting of the board of directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.  Notice of any adjourned meeting of the board of directors shall be given to each director whether or not present at the time of the adjournment, by one of the means specified in Section 3.6.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Bylaws of Micropac Industries, Inc. - Page 16

3.12           Access to Books and Records.  The records, books, and accounts of the corporation maintained by or under the supervision of the chief financial officer, the secretary, or any other officer shall be open, during the usual hours of business of the corporation, to the examination of any director for any purpose reasonably related to his role as a director.

3.13           Committees of the Board of Directors.  The board of directors may, by resolution passed by a majority of the total number of directors then in office (and not by a committee thereof), designate one or more committees, consisting of one or more of the directors of the corporation, to be committees of the board.  To the extent provided in any resolution of the board, these bylaws, or any charter adopted by such committee and approved by the board, and to the extent permissible under Delaware law and the certificate of incorporation, any such committee shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the corporation.  The board (but not a committee thereof) may prescribe for each committee such powers and authority as may properly be granted to such committees in the management of the business and affairs of the corporation.  The board of directors may establish by resolution, adopted by a majority of the whole board, an administrative committee with the authority and responsibility to act on behalf of the board with regard to matters submitted to the board that, pursuant to any statement of delegation of authority adopted by the board from time to time, do not constitute issues within the sole jurisdiction of the board or any committee thereof and are not otherwise significant.  The members of committees of the board may be designated at such time as the board may determine.  Vacancies in any committee may be filled at such time and in such manner as the board shall determine.  At all meetings of any committee of the board, one-third of the members thereof shall constitute a quorum for the transaction of business.  The vote of a majority of the members present at a meeting of a committee of the board at which a quorum is present shall be the act of the committee unless the certificate of incorporation, these bylaws, or a resolution of the board requires the vote of a greater number.  Except to the extent otherwise provided in these bylaws or any resolution of the board of directors, each committee of the board may fix its own rules and procedures.  The corporation shall be governed by the provisions of Section 141(c)(2) of the General Corporation Law of Delaware.

3.14           Interested Directors.  Any contract or other transaction between the corporation and any of its directors (or any corporation or firm in which any of its directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director at the meeting authorizing such contract or transaction, or his participation in such meeting.  The foregoing shall, however, apply only if the interest of each such director is known or disclosed to the board of directors and it shall nevertheless authorize or ratify such contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present, but not in calculating the majority necessary to carry such vote.  This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this paragraph.

Article IV
Officers

4.1           Election of Officers.  The board of directors shall elect such officers of the corporation with the titles and duties that it designates, provided that the corporation shall have at least two officers at any time.  There may be a chief executive officer, a chief operating officer, a president, one or more vice presidents (which may include one or more executive vice presidents and/or senior vice presidents), a chief financial officer, a secretary, a treasurer, a controller, a general counsel, a general auditor and a chief tax officer.  The officers, other than the chief executive officer and the president, shall each have the powers, authority and responsibilities provided by the bylaws or as the board or the chief executive officer may determine.  In the absence or disability of the CEO, the executive officers, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the CEO, and when so acting shall have all the powers of and be subject to, all the restrictions on the CEO.  One person may hold any number of offices.  Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal.

Bylaws of Micropac Industries, Inc. - Page 17

4.2           Chief Executive Officer.  The chief executive officer, if one is appointed, shall have the general executive responsibility for the conduct of the business and affairs of the corporation.  He shall exercise such other powers, authority and responsibilities as the board of directors may determine.

4.3           Chief Operating Officer.  The chief operating officer shall, subject to the direction and control of the chief executive officer, participate in the supervision of the business and affairs of the corporation.  He shall perform all duties incident to the office of chief operating officer and shall have and exercise such powers, authority and responsibilities as the chief executive officer may determine.

4.4           President.  The president shall, subject to the direction and control of the chief executive officer or the chief operating officer, as determined by the chief executive officer, participate in the supervision of the business and affairs of the corporation.  He shall perform all duties incident to the office of president and shall have and exercise such powers, authority and responsibilities as the chief executive officer may determine.

4.5           Chief Financial Officer.  The chief financial officer shall be the principal financial officer of the corporation.  He shall render such accounts and reports as may be required by the chief executive officer, the board of directors, or any committee of the board.  The financial records, books and accounts of the corporation shall be maintained subject to his direct or indirect supervision.

4.6           Treasurer.  The treasurer shall have direct or indirect custody of all funds and securities of the corporation and shall perform all duties incident to the position of treasurer.

4.7           Secretary.  The secretary shall keep the minutes of all meetings of stockholders and directors and shall give all required notices and have charge of such books and papers as the board of directors may require.  He shall perform all duties incident to the office of secretary and shall submit such reports to the board or to any committee as the board or such committee may request.  Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

4.8           Subordinate Officers.  The board of directors may from time to time appoint one or more assistant officers to the officers of the corporation and such other subordinate officers as the board of directors may deem advisable.  Such subordinate officers shall have such powers, authority and responsibilities as the board or the chief executive officer may from time to time determine.  The board may grant to any committee of the board or the chief executive officer the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority, and responsibilities.  Each subordinate officer shall hold his position at the pleasure of the board, the committee of the board appointing him, the chief executive officer and any other officer to whom such subordinate officer reports.

Bylaws of Micropac Industries, Inc. - Page 18

4.9           Resignation; Removal; Suspension; Vacancies.  Any officer may resign at any time by giving written notice to the chief executive officer or the secretary.  Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective.  It shall take effect at the time specified therein or, in the absence of such specification it shall take effect upon the receipt thereof.

Any officer elected by the board of directors may be suspended or removed at any time by the affirmative vote of a majority of the board.  Any subordinate officer of the corporation appointed by the board, a committee of the board, or the chief executive officer may be suspended or removed at any time by the board, the committee that appointed such subordinate officer, the chief executive officer or any other officer to whom such subordinate officer reports.

Subject to any contractual limitations, the chief executive officer may suspend the powers, authority, responsibilities and compensation of any employee, including any elected officer or appointed subordinate officer, for a period of time sufficient to permit the board or the appropriate committee of the board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

As appropriate, the board, a committee of the board and/or the chief executive officer may fill any vacancy created by the resignation, death, retirement, or removal of an officer in the same manner as provided for the election or appointment of such person.

Article V
Indemnification

5.1           Right to Indemnification of Directors and Officers.  Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every director and officer of the corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending, or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, manager, partner, employee, fiduciary or member of any other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity or in any other capacity.  The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of directors of the corporation.

5.2           Advancement of Expenses of Directors and Officers.  The corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition,  provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the director or officer is not entitled to be indemnified under this article or otherwise.

Bylaws of Micropac Industries, Inc. - Page 19

5.3           Claims by Officers or Directors.  If a claim for indemnification or advancement of expenses by a director or officer under this article is not paid in full within ninety (90) days after a written claim therefore has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

5.4           Indemnification of Employees.

(a)           Subject to the other provisions of this article, the corporation may indemnify and advance expenses to every employee or agent of the corporation who is not a director or officer of the corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was an employee or agent of the corporation.  Except as set forth in paragraph (b) below, the ultimate determination of entitlement to indemnification of employees or agents who are not officers and directors shall be made in such manner as is provided by applicable law.  The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the corporation.

(b)           Subject to the other provisions of this article, the corporation shall indemnify and advance expenses to every employee or agent of the corporation who is not a director or officer of the corporation in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against any and all amounts (including judgment, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, manager, partner, employee, fiduciary or member of any other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprises, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity.  The corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the board of the corporation.

5.5           Advancement of Expenses of Employees.  The advancement of expenses of an employee or agent who is not a director or officer shall be made by or in the manner provided by resolution of the board of directors or by a committee of the board; provided, however, that the payment of expenses incurred by an employee or agent pursuant to Section 5.4(a) and (b) of these bylaws in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the employee or agent to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the employee or agent is not entitled to be indemnified under this article or otherwise.

Bylaws of Micropac Industries, Inc. - Page 20

5.6           Claims by Employees.  If a claim for indemnification or advancement of expenses by an employee or agent pursuant to Section 5.4(b) of these bylaws is not paid in full within ninety (90) days after a written claim therefore has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.  In any such action, the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

5.7           Non Exclusivity of Rights.  The rights conferred on any person by this article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the certificate of incorporation or of these bylaws or of any agreement, any vote of stockholders or disinterested directors or otherwise.

5.8           Other Indemnification.  The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, manager, partner, officer, employee, fiduciary or member of another entity or enterprise shall be reduced by any amount such person collects as indemnification from such other entity or enterprise.

5.9           Insurance.  The board of directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation's expense insurance: (a) to reimburse the corporation for any obligation which it incurs under the provisions of this article as a result of the indemnification of any persons; and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article, whether or not the corporation would have the power to indemnify such persons against such liability under this article or under applicable law.  Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of any person indemnified by the corporation, create a trust fund, establish any form of self insurance or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement.  The insurance or other arrangement may be procured, maintained, or established within the corporation or with an insurer or other enterprise considered appropriate by the corporation regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation.  In the absence of actual fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other arrangement is not voidable.

5.10           Nature of Rights; Amendment or Repeal.  The rights conferred in this Article V shall be contract rights that shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors, administrators, or other legal representatives.  Any repeal or modification of the foregoing provisions of this article shall be prospective only and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Bylaws of Micropac Industries, Inc. - Page 21

Article VI
Execution of Instruments and Deposit of Funds

6.1           Authority for Execution of Instruments.  The board of directors, except as otherwise  provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized, no officer, agent or employee  shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

6.2           Execution of Instruments. Unless otherwise specifically determined by the board of directors or otherwise required by law, contracts of the corporation, promissory notes, deeds of trust, mortgages, and other evidence of indebtedness of the corporation, and other corporate instruments or documents, shall be executed, signed or endorsed by the chief executive officer, or if he so designates, any officer, president or vice president.

6.3           Bank Accounts and Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation with such banks, trust companies, or other depositories as the board of directors may select or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may be delegated from time to time by the board of directors.

6.4           Endorsements Without Countersignature. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the chief executive officer, the president or any vice president, or the treasurer or any assistant treasurer, or by any other officer or agent of the corporation to whom the board of directors, by resolution, shall have delegated the power, or by hand stamped or mechanical impression in the name of the corporation.

6.5           Signing of Checks, Drafts, etc.  All checks, drafts or other orders for payment of money,  notes or other evidences of indebtedness, issued in the name of or payable by the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the board of directors.  In the absence of such a resolution, the chief executive officer, or if he so designates, any officer, president or vice president shall have such authority.

Article VII
Issuance and Transfer of Shares

7.1           Classes and Series of Shares. The corporation shall issue one class of shares, which shall have a par value of $.10 with full voting rights and with such other preferences, rights or privileges and restrictions as stated in the certificate of incorporation.

7.2           Certificates for Fully Paid Shares.  Neither shares nor certificates representing such shares may be issued by the corporation until the full amount of the consideration has been paid. When such consideration has been paid to the corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the stockholder.

7.3           Consideration for Shares.  The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received; and neither promissory notes nor the promise of future services constitute payment or part payment for shares of the corporation.

Bylaws of Micropac Industries, Inc. - Page 22

7.4           Contents of Share Certificates. Certificates for shares shall be of such form and style, printed or otherwise, as the board of directors may designate.  The board of directors may provide that some or all of any class or series shall be uncertificated shares that may be evidenced by a book entry system maintained by the registrar of such stock.

7.5           Restriction on Transfer.  Any restrictions imposed by the corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face of each certificate representing shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the corporation at its principal place of business.

7.6           Signing Certificates - Facsimile Signatures.  All such certificates shall be signed by the chief executive officer, the president or a vice president and the secretary or an assistant secretary. The signatures of the chief executive officer, the president or vice president, secretary or assistant secretary may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar either of which is not the corporation itself or an employee of the corporation.  If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

7.7           Transfer of Lost or Destroyed Shares. Where a share certificate has been lost, apparently destroyed, or wrongfully taken, and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new certificate.

7.8           Replacement of Lost or Destroyed Certificates.  Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser, and files with the corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the board of directors.

7.9           Transfer After Replacement.  If, after the issue of a new security as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration or transfer, the corporation must register the transfer unless registration would result in overissue.  In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taken under him except a bona fide purchaser.

7.10           Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

7.11           Condition of Transfer.  A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation.

Bylaws of Micropac Industries, Inc. - Page 23

7.12           Reasonable Doubts as to Right to Transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate thereof, may require from the person seeking the transfer reasonable proof of his right to the transfer.  If there remains a reasonable doubt of the right of the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond or indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties.  The bond shall be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expenses, or other liability to the owner of the issuance of a new certificate for shares.

Article VIII
Miscellaneous

8.1           Seal.  The board of directors may adopt and alter the corporate seal.  The corporate seal shall have inscribed upon it the name of the corporation, the year of its organization and the words "Corporate Seal," and "Delaware."  The seal and any duplicate of the seal shall be in the charge of the secretary or an assistant secretary.

8.2           Fiscal Year.  The fiscal year of the corporation shall begin on December 1 of each year and end on November 30 of the succeeding year.

8.3           Notice.  Unless otherwise required by applicable law or elsewhere in these bylaws, any notice required to be given by these bylaws must be given in writing delivered in person, by first class United States mail, overnight mail or courier service, or by facsimile, electronic mail, or other electronic transmission followed by a paper copy of such notice delivered by overnight mail or courier service.

8.4           Waiver of Notice.  Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Such written notice of waiver need not specify the business to be transacted at or the purpose of any regular or special meeting of the stockholders, board of directors, or committee of the board.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

8.5           Voting of Stock Owned by the Corporation.  The board of directors or the chairman of the board may authorize any person and delegate to one or more officers or subordinate officers the authority to authorize any person to vote or to grant proxies to vote in behalf of the corporation at any meeting of voting equity or debt holders or in any solicitation of consent of any corporation or other entity in which the corporation may hold stock or other voting securities.

8.6           Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  Upon the request of any person entitled to inspect records, the corporation shall so convert such records.

Bylaws of Micropac Industries, Inc. - Page 24

8.7           Offices.  The corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware.  The books of the corporation may be kept outside or inside the State of Delaware.

8.8           Amendment of Bylaws.  Unless otherwise provided in the certificate of incorporation or these bylaws, the board of directors shall have power to adopt, amend, or repeal the bylaws at any regular or special meeting of the board.  The stockholders shall also have power to adopt, amend, or repeal the bylaws at any annual or special meeting, subject to compliance with the notice provisions provided in these bylaws.

8.9           Gender Pronouns.  Each gender refers to all other genders and the singular shall include the plural and vice versa.

Bylaws of Micropac Industries, Inc. - Page 25